                                                                     EXHIBIT 5.1

                                Perkins Coie LLP

          1201 Third Avenue, 48th Floor, Seattle, Washington 98101-3099
                 Telephone: 206 583-8888 Facsimile: 206 583-8500


                                October 31, 2001

ICOS Corporation
22021 - 20/th/ Avenue SE
Bothell, WA 98021

     Re: Registration Statement on Form S-8 of Shares of Common Stock, par value $.01 per share, of ICOS Corporation

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("the Act"), which you are filing with the Securities and Exchange Commission with respect to up to 5,000,000 additional shares of Common Stock, par value $.01 per share, which may be issued pursuant to the ICOS Corporation 1999 Stock Option Plan.

     We have examined the Registration Statement and such documents and records of ICOS Corporation (the "Company") as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon and subject to the foregoing, we are of the opinion that any shares that may be issued pursuant to the plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such shares, the sale thereof by the Company in accordance with the terms of the plan and the receipt of consideration therefor in accordance with the terms of the plan, such shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                  Very truly yours,


                                  /s/ Perkins Coie LLP